CA Technologies Reports Third Quarter Fiscal Year 2012 Results

ISLANDIA, N.Y., Jan. 24, 2012 /PRNewswire/ -- CA Technologies (NASDAQ: CA) today reported financial results for its third quarter of fiscal year 2012, ended Dec. 31, 2011.

  Revenue$1.263 Billion, Up 10 Percent in Constant Currency and as Reported

  GAAP EPS $0.54, Up 39 Percent in Constant Currency and 42 Percent as Reported

  Non-GAAP EPS $0.65, Up 28 Percent in Constant Currency and 30 Percent as Reported

  Single License Payment Contributes 3 Percentage Points to Revenue Growth and $0.05 to GAAP and Non-GAAP EPS Growth

  Cash Flow from Continuing Operations $396 Million, Down 19 Percent in Constant Currency and 20 Percent as Reported

  Raises Full Year Outlook for GAAP and non-GAAP EPS and Adjusts Revenue Guidance to High End of Range; Maintains Cash Flow from Continuing Operations Outlook

  Enhances Capital Allocation Program, Targeting Return of $2.5 Billion To Shareholders Through Fiscal Year 2014

FINANCIAL OVERVIEW

Note: All financial results have been adjusted to reflect discontinued operations.

	Third Quarter FY12 vs. FY11
(in millions, except share data)	FY12	FY11	% Change	% Change CC**
Revenue	$1,263	$1,144	10%	10%
GAAP Income from continuing operations	$263	$196	34%	24%
Non-GAAP Income from continuing operations*	$319	$256	25%	18%
GAAP Diluted EPS from continuing operations	$0.54	$0.38	42%	39%
Non-GAAP Diluted EPS from continuing operations*	$0.65	$0.50	30%	28%
Cash Flow from continuing operations	$396	$492	(20%)	(19%)

* Non-GAAP income and earnings per share are non-GAAP financial measures, as noted in the discussion of non-GAAP results below. A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release.

**CC: Constant Currency

EXECUTIVE COMMENTARY

"We had a good quarter on many measures and continued to make solid progress against our long-term goals," said Bill McCracken, chief executive officer, CA Technologies. "However, we are not done. We remain focused on continuing to execute on our strategy and making further operational enhancements including driving new product sales and increasing sales productivity.

"The $2.5 billion enhanced capital allocation program announced today is the culmination of significant work evaluating ways to optimize our balance sheet, while maintaining the financial flexibility needed to build our business and enhance our competitive positioning," McCracken continued. "We believe we're on a path to achieve a balanced approach to return even more cash to shareholders, while still investing in our future."

REVENUE AND BOOKINGS

The Company received a final license payment in the third quarter of $39 million under a license agreement entered into in connection with a 2009 litigation settlement with a software company. The payment reflects the final amount owed, which was scheduled to be repaid in fiscal years 2013 and 2014. The company made the final payment at its discretion, without any discount or concession by CA Technologies.

During the third quarter, the Company saw demand for its virtualization and service automation products, security solutions including products from Arcot Systems, Interactive TKO (ITKO) products, mainframe solutions and professional services. About 8 percentage points of revenue growth in constant currency and as reported were driven by organic products, while about 2 percentage points in constant currency and as reported came from acquired products. About 63 percent of the Company's revenue came from North America, while 37 percent came from international operations.

Revenue year-over-year:

  Total revenue was $1.263 billion, up 10 percent in constant currency and as reported. The single license payment contributed 3 percentage points of revenue growth, all in North America.
  Total revenue backlog was $8.084 billion, up 2 percent in constant currency and as reported.  The current portion of revenue backlog was $3.576 billion, up 2 percent in constant currency and 1 percent as reported.
  North America revenue was $791 million, up 15 percent in constant currency and as reported.
  International revenue was $472 million, up 3 percent in constant currency and as reported.

Bookings year-over-year:

  Total bookings in the third quarter were $1.284 billion, up 2 percent in constant currency and 1 percent as reported.  The single license payment contributed 3 percentage points of growth to bookings, all in North America.
  The Company renewed a total of 12 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $452 million.  During the third quarter of fiscal year 2011, the Company renewed a total of 15 license agreements with incremental contract values in excess of $10 million each, for an aggregate contract value of $456 million.
  The weighted average duration of subscription and maintenance bookings for the quarter was 3.53 years, compared with 3.20 years for the same period in fiscal year 2011.
  North America bookings were $766 million, up 1 percent in constant currency and as reported.
  International bookings were $518 million, up 4 percent in constant currency and 2 percent as reported.

EXPENSES AND MARGIN

Year-over-year GAAP results:

  Operating expenses, before interest and income taxes, were $850 million, up 5 percent in constant currency and as reported.
  Operating income, before interest and income taxes, was $413 million, up 22 percent in constant currency and up 24 percent as reported.
  Operating margin was 33 percent, up 4 percentage points from the prior year period.

Year-over-year non-GAAP results, which exclude purchased software and other intangibles amortization, pre-fiscal year 2010 restructuring costs, and certain other gains and losses (including recoveries and certain costs associated with derivative litigation matters and share-based compensation expense), and which include gains and losses on hedges that mature within the quarter, but which exclude gains and losses on hedges that do not mature within the quarter:

  Operating expenses, before interest and income taxes, were $788 million, up 4 percent in constant currency and as reported.
  Operating income, before interest and income taxes, was $475 million, up 21 percent in constant currency and 23 percent as reported.
  Operating margin was 38 percent, up 4 percentage points from the prior year period.

Both GAAP and non-GAAP operating expense increases were primarily driven by costs associated with acquisitions and expenses resulting from increased Services engagements, and product development and enhancement costs.

For the third quarter of fiscal year 2012, the Company's effective GAAP tax rate was 34.9 percent, compared with 39.1 percent in the prior year. The Company's effective non-GAAP tax rate was 31.5 percent, compared with 31.7 percent in the prior year.

GAAP and non-GAAP EPS were favorably affected by about $0.05 per share by the single license payment. In addition, GAAP and non-GAAP EPS were positively affected by currency and a reduction in share count. The single license payment also had a positive impact of about 2 percentage points on both GAAP and non-GAAP margin.

SEGMENT INFORMATION

Beginning in the first quarter of fiscal year 2012, CA Technologies began reporting segment results in three areas: Mainframe Solutions, Enterprise Solutions and Services.

  Mainframe Solutions revenue was $682 million, up 9 percent in constant currency and as reported. The single license payment contributed 6 percent points of growth to Mainframe Solutions revenue. Operating expense was $277 million and operating profit was $405 million.  Operating margin was 59 percent, up from 54 percent a year ago.
  Enterprise Solutions revenue was $478 million, up 11 percent in constant currency and 12 percent as reported.  Operating expense was $419 million and operating profit was $59 million.  Operating margin was 12 percent, up from 9 percent a year ago.
  Services revenue was $103 million, up 16 percent in constant currency and 17 percent as reported.  Operating expense was $92 million and operating profit was $11 million.  Operating margin was 11 percent, up from 10 percent a year ago.

CASH FLOW FROM CONTINUING OPERATIONS

Cash flow from continuing operations in the third quarter was $396 million, including the $39 million single license payment, compared with $492 million in the prior year. Cash flow from operations reflected a decline in cash collections, including a reduction in single installment payments. The Company reiterated its fiscal year 2012 outlook for cash flow from operations.

CAPITAL STRUCTURE

  Cash, cash equivalents and marketable securities at Dec. 31, 2011 were $2.539 billion.
  With $1.309 billion in total debt outstanding and approximately $120 million in notional pooling, the Company's net cash, cash equivalents and marketable securities position was $1.110 billion.
  In the third quarter, the Company repurchased approximately 9.6 million shares of stock, for $200 million and distributed $25 million in dividends.
  The Company's outstanding share count at Dec. 31, 2011 was 480 million.

CAPITAL ALLOCATION PROGRAM

The Company announced that its Board of Directors has approved a capital allocation program that targets the return of up to $2.5 billion to CA Technologies shareholders through the fiscal year ending March 31, 2014.

The Company's capital allocation program plans to return approximately 80 percent of expected cumulative free cash flow to shareholders through fiscal 2014. This includes a planned increase in the annual dividend from $0.20 to $1.00 per common share and the authorization to repurchase up to $1.5 billion in CA Technologies common stock, including $232 million remaining under the Company's current share repurchase authorization. Approximately $500 million of the planned repurchase is expected to be an accelerated share repurchase pursuant to an agreement executed in the Company's fiscal fourth quarter ending March 31, 2012. For more information, see separate news release announced today.

BUSINESS HIGHLIGHTS

During the third quarter:

  The Company held CA World, a user conference that had about 5,000 attendees including 135 sponsors and nearly 350 exhibitors, and announced key initiatives and 12 solutions centered on Business Service Innovation  – a customer value proposition that helps support customers as they transition from simply managing IT to delivering critical business services.
  Infraserve, an Australian provider of Infrastructure-as-a-Service (IaaS) solutions, announced it is offering a new Platform as a Service (PaaS) solution powered by the CA AppLogic® turnkey cloud computing platform. ViaWest, one of the largest privately owned data center and managed services providers in North America, also announced it is using CA AppLogic and CA Process Automation as the backbone of its new Xen-based KINECTed™ Cloud – Innovator service.
  The Company was named one of the top two market share leaders in the worldwide cloud systems management software market by IDC, a leading provider of global IT research and advice.
  CA Technologies announced CA Access Control for Virtual Environments, a new solution that extends its identity and access management (IAM) security expertise, and complements and protects VMware® virtual environments.
  The Company was ranked ninth out of 500 in Newsweek's 2011 Green Rankings.  Newsweek ranks the 500 largest publicly traded U.S. companies on their environmental footprint, management and disclosure.

OUTLOOK FOR FISCAL YEAR 2012

The Company updated its outlook for fiscal year 2012. The following guidance represents "forward-looking statements" (as defined below). Updated guidance includes the impact of the single license payment, which was not included in previous guidance.

The Company expects the following:

  Total revenue growth of 6 percent in constant currency, compared with the previous outlook of 5 percent to 6 percent.  At Dec. 31, 2011 exchange rates, this translates to reported revenue of about $4.8 billion.
  GAAP diluted earnings per share growth raised to a range of 11 percent to 13 percent in constant currency, compared with the previous outlook of 6 percent to 9 percent.  At Dec. 31, 2011 exchange rates, this translates to reported GAAP diluted earnings per share of $1.86 to $1.90.
  Non-GAAP diluted earnings per share growth raised to a range of 11 percent to 13 percent in constant currency, compared with the previous outlook of 7 percent to 10 percent.  At Dec. 31, 2011 exchange rates, this translates to reported non-GAAP diluted earnings per share of $2.21 to $2.25.
  Cash flow from operations growth continues in a range of 3 percent to 5 percent in constant currency.  At Dec. 31, 2011 exchange rates, this translates to reported cash flow from operations of $1.44 billion to $1.47 billion.

The Company expects a full-year GAAP operating margin of 29 percent and non-GAAP operating margin of 34 percent. The Company also expects a full-year GAAP and non-GAAP tax rate in a range of 31 to 32 percent. The Company anticipates 463 million shares outstanding at fiscal year 2012 year-end and weighted average diluted shares outstanding of 486 million for the fiscal year.

Webcast

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company's website, including a supplemental financial package, as well as a webcast that the Company will host at 5 p.m. ET today to discuss its unaudited third quarter results. The webcast will be archived on the website. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1-877-561-2748. The international participant number is 1-720-545-0044.

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About CA Technologies

CA Technologies (NASDAQ: CA) is an IT management software and solutions company with expertise across all IT environments – from mainframe and distributed, to virtual and cloud. CA Technologies manages and secures IT environments and enables customers to deliver more flexible IT services. CA Technologies innovative products and services provide the insight and control essential for IT organizations to power business agility. The majority of the Global Fortune 500 relies on CA Technologies to manage evolving IT ecosystems. For additional information, visit CA Technologies at www.ca.com.

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Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, pre-fiscal year 2010 restructuring and certain other gains and losses, which includes recoveries and certain costs associated with derivative litigation matters and includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. Prior to fiscal year 2011, non-GAAP income also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income from operations is the Company's provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods. Adjusted cash flow from operations excludes restructuring and other payments. Free cash flow excludes purchases of property, equipment and capitalized software development costs. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2011, which was the last day of our prior fiscal year. Constant currency excludes the impacts from the Company's hedging program. The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

The declaration and payment of future dividends is subject to the determination of the Company's Board of Directors, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company's practice regarding payment of dividends may be modified at any time and from time to time.

Repurchases under the Company's stock repurchase program are expected to be made with cash on hand and may be made from time to time, subject to market conditions and other factors, in the open market, through solicited or unsolicited privately negotiated transactions or otherwise. The program, which is authorized through fiscal year 2014, does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion.

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "targets" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company's strategy by, among other things, increasing sales in new and emerging enterprises and markets, enabling the sales force to sell new products, improving the Company's brand in the marketplace and ensuring the Company's set of cloud computing, Software-as-a-Service and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company's traditional products or its profitability; global economic factors or political events beyond the Company's control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; failure to expand partner programs; the ability to adequately manage and evolve financial reporting and managerial systems and processes; acquisition opportunities that may or may not arise; the ability to integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; the ability to retain and attract qualified key personnel; the ability to adapt to rapid technological and market changes; the ability of the Company's products to remain compatible with ever-changing operating environments; access to software licensed from third parties; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; fluctuations in the number, terms and duration of our license agreements as well as the timing of orders from customers and channel partners; reliance upon large transactions with customers; risks associated with sales to government customers; breaches of the Company's software products and the Company's and customers' data centers and IT environments; third-party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to effectively execute the Company's workforce reductions; successful outsourcing of various functions to third parties; potential tax liabilities; and other factors described more fully in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should our assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated or targeted. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2012 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Kelsey Doherty
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6844
	daniel.kaferle@ca.com	kelsey.doherty@ca.com

Table 1
CA Technologies
Condensed Consolidated Statements of Operations
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Revenue	2011	2010	2011	2010
Subscription and maintenance revenue	$1,006	$ 974	$3,035	$2,852
Professional services	103	88	289	245
Software fees and other	154	82	302	204
Total revenue	1,263	1,144	3,626	3,301
Expenses
Costs of licensing and maintenance	69	74	207	207
Cost of professional services	91	77	270	223
Amortization of capitalized software costs	59	52	164	144
Selling and marketing	342	341	1,038	931
General and administrative	113	114	331	344
Product development and enhancements	126	110	384	363
Depreciation and amortization of other intangible assets	44	47	134	136
Other expenses (gains), net	6	(3)	10	(2)
Total expenses before interest and income taxes	850	812	2,538	2,346
Income from continuing operations before interest and income taxes	413	332	1,088	955
Interest expense, net	9	10	24	35
Income from continuing operations before income taxes	404	322	1,064	920
Income tax expense	141	126	337	284
Income from continuing operations	263	196	727	636
Income from discontinued operations, net of income taxes	-	4	13	3
Net income	$ 263	$ 200	$ 740	$ 639

Basic income per share
Income from continuing operations	$ 0.54	$0.38	$ 1.46	$ 1.24
Income from discontinued operations	-	0.01	0.03	-
Net income	$ 0.54	$0.39	$ 1.49	$ 1.24
Basic weighted average shares used in computation	483	505	492	507

Diluted income per share
Income from continuing operations	$ 0.54	$0.38	$ 1.46	$ 1.24
Income from discontinued operations	-	0.01	0.02	-
Net income	$ 0.54	$0.39	$ 1.48	$ 1.24
Diluted weighted average shares used in computation	484	506	493	508

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Table 2
CA Technologies
Condensed Consolidated Balance Sheets
(in millions)

	December 31,	March 31,
	2011	2011
	(unaudited)
Cash and cash equivalents	$ 2,358	$ 3,049
Marketable securities - current	102	75
Trade accounts receivable, net	840	849
Deferred income taxes - current	158	246
Other current assets	146	152
Total current assets	3,604	4,371

Marketable securities - noncurrent	79	104
Property and equipment, net	387	437
Goodwill	5,856	5,688
Capitalized software and other intangible assets, net	1,426	1,284
Deferred income taxes - noncurrent	175	284
Other noncurrent assets, net	264	246
Total assets	$ 11,791	$ 12,414

Current portion of long-term debt and loans payable	$ 18	$ 269
Deferred revenue (billed or collected) - current	2,270	2,600
Deferred income taxes - current	44	68
Other current liabilities	969	987
Total current liabilities	3,301	3,924

Long-term debt, net of current portion	1,291	1,282
Deferred income taxes - noncurrent	62	64
Deferred revenue (billed or collected) - noncurrent	854	969
Other noncurrent liabilities	555	555
Total liabilities	6,063	6,794

Common stock	59	59
Additional paid-in capital	3,593	3,615
Retained earnings	4,771	4,106
Accumulated other comprehensive loss	(131)	(65)
Treasury stock	(2,564)	(2,095)
Total stockholders’ equity	5,728	5,620
Total liabilities and stockholders’ equity	$ 11,791	$ 12,414

Table 3
CA Technologies
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in millions)
	Three Months Ended
	December 31,
	2011	2010
Operating activities from continuing operations:
Net income	$ 263	$ 200
(Income) loss from discontinued operations	-	(4)
Income from continuing operations	263	196
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	103	99
Provision for deferred income taxes	(45)	-
Provision for bad debts	(3)	-
Share-based compensation expense	20	21
Asset impairments and other non-cash items	6	1
Foreign currency transaction (gains) losses	(3)	3
Changes in other operating assets and liabilities, net of effect of acquisitions:
Increase in trade accounts receivable, net	(243)	(168)
Increase in deferred revenue	94	209
Increase in taxes payable, net	182	142
Decrease in accounts payable, accrued expenses and other	(44)	(20)
Increase in accrued salaries, wages and commissions	26	12
Changes in other operating assets and liabilities	40	(3)
Net cash provided by operating activities - continuing operations	396	492
Investing activities from continuing operations:
Acquisitions of businesses, net of cash acquired, and purchased software	(4)	(224)
Purchases of property and equipment	(13)	(26)
Cash proceeds from divestiture of assets	-	3
Capitalized software development costs	(41)	(43)
Investment in marketable securities, net	(2)	(168)
Other investing activities	-	(1)
Net cash used in investing activities - continuing operations	(60)	(459)
Financing activities from continuing operations:
Dividends paid	(25)	(20)
Purchases of common stock	(200)	(33)
Debt borrowings (repayments)	58	(2)
Exercise of common stock options and other	1	3
Net cash used in financing activities - continuing operations	(166)	(52)
Net change in cash and cash equivalents before effect of exchange rate changes on cash - continuing operations	170	(19)
Effect of exchange rate changes on cash	(11)	8
Cash (used) provided by operating activities - discontinued operations	(4)	4
Net effect of discontinued operations on cash and cash equivalents	(4)	4
Increase (decrease) in cash and cash equivalents	155	(7)
Cash and cash equivalents at beginning of period	2,203	2,525
Cash and cash equivalents at end of period	$2,358	$2,518

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Table 4
CA Technologies
Operating Segments
(unaudited)
(in millions)

	Three Months Ended December 31, 2011				Nine Months Ended December 31, 2011
	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$ 682	$ 478	$ 103	$1,263	$ 1,983	$ 1,354	$ 289	$ 3,626
Expenses (3)	277	419	92	788	861	1,223	272	2,356
Segment profit	$ 405	$ 59	$ 11	$ 475	$ 1,122	$ 131	$ 17	$ 1,270
Segment operating margin	59%	12%	11%	38%	57%	10%	6%	35%

Segment profit				$ 475				$ 1,270
Less:
Purchased software amortization				27				76
Other intangibles amortization				16				50
Share-based compensation expense				20				61
Other unallocated operating gains, net (4)				(1)				(5)
Interest expense, net				9				24
Income from continuing operations before income taxes				$ 404				$ 1,064

	Three Months Ended December 31, 2010				Nine Months Ended December 31, 2010
	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total	Mainframe Solutions (1)	Enterprise Solutions (1)	Services (1)	Total

Revenue (2)	$ 628	$ 428	$ 88	$1,144	$ 1,858	$ 1,198	$ 245	$ 3,301
Expenses (3)	289	391	79	759	834	1,104	230	2,168
Segment profit	$ 339	$ 37	$ 9	$ 385	$ 1,024	$ 94	$ 15	$ 1,133
Segment operating margin	54%	9%	10%	34%	55%	8%	6%	34%

Segment profit				$ 385				$ 1,133
Less:
Purchased software amortization				23				67
Other intangibles amortization				18				51
Share-based compensation expense				21				61
Other unallocated operating gains, net (4)				(9)				(1)
Interest expense, net				10				35
Income from continuing operations before income taxes				$ 322				$ 920

(1) - Mainframe Solutions – Our Mainframe Solutions segment addresses the mainframe market and is focused on making significant investments in order to be innovative in key management disciplines across our broad portfolio of products.  Ongoing development is guided by customer needs, our cross-enterprise management philosophy and our Mainframe 2.0 strategy, which offers management capabilities designed to appeal to the next generation of mainframe staff while also offering productivity improvements to today’s mainframe experts.  Our mainframe business assists customers by addressing three major challenges:  lowering costs, providing high service levels by sustaining critical workforce skills and increasing agility to help deliver on business goals.

- Enterprise Solutions – Our Enterprise Solutions segment includes products that operate on non-mainframe platforms, such as service assurance, security (identity and access management), project and portfolio management, service management, virtualization and service automation, SaaS, and cloud offerings.  Our offerings help customers address their regulatory compliance demands, privacy needs, and internal security policies. Enterprise Solutions also focuses on delivering growth to the Company in the form of new customer acquisitions and revenue, while leveraging non-traditional routes-to-market and delivery models.

- Services – Our Services segment offers implementation, consulting, education and training services to customers, which is intended to promote a seamless customer experience and to increase the value that customers realize from our solutions.

(2)  We regularly enter into a single arrangement with a customer that includes Mainframe Solutions segment software products, Enterprise Solutions segment software products and Services.  The amount of contract revenue assigned to segments is generally based on the manner in which the proposal is made to the customer.  The software product revenue is assigned to the Mainframe Solutions and Enterprise Solutions segments based on either: (1) a list price allocation method (which allocates a discount in the total contract price to the individual products in proportion to the list price of the product); (2) allocations included within internal contract approval documents; or (3) the value for individual software products as stated in the customer contract.  The price for the implementation, consulting, education and training services is separately stated in the contract and these amounts of contract revenue are assigned to the Services segment.  The contract value assigned to each segment is then recognized in a manner consistent with the revenue recognition policies we apply to the customer contract for purposes of preparing the Condensed Consolidated Financial Statements.

(3)  Segment expenses include costs that are controllable by segment managers (i.e., direct costs) and, in the case of the Mainframe Solutions and Enterprise Solutions segments, an allocation of shared and indirect costs (i.e., allocated costs).  Segment-specific direct costs include a portion of selling and marketing costs, licensing and maintenance costs, product development costs, general and administrative costs and amortization of the cost of internally developed software.  Allocated segment costs primarily include indirect selling and marketing costs and general and administrative costs that are not directly attributable to a specific segment.  The basis for allocating shared and indirect costs between the Mainframe Solutions and Enterprise Solutions segments is dependent on the nature of the cost being allocated and is either in proportion to segment revenues or in proportion to the related direct cost category.  Expenses for the Services segment consist only of direct costs and there are no allocated or indirect costs for the Services segment.

(4) Other unallocated operating gains, net consists of restructuring costs associated with the Company's Fiscal 2007 Plan, foreign exchange derivative (gains) losses, and other miscellaneous costs.

Table 5
CA Technologies
Constant Currency Summary
(unaudited)
(in millions)

	Three Months Ended December 31,
	2011	2010	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$ 1,284	$ 1,266	1%	2%

Revenue:
North America	$ 791	$ 686	15%	15%
International	472	458	3%	3%
Total revenue	$ 1,263	$ 1,144	10%	10%

Revenue:
Subscription and maintenance	$ 1,006	$ 974	3%	3%
Professional services	103	88	17%	16%
Software fees and other	154	82	88%	87%
Total revenue	$ 1,263	$ 1,144	10%	10%

Segment Revenue:
Mainframe Solutions	$ 682	$ 628	9%	9%
Enterprise Solutions	478	428	12%	11%
Services	103	88	17%	16%

Total expenses before interest and income taxes:
Total Non-GAAP (2)	$ 788	$ 759	4%	4%
Total GAAP	$ 850	$ 812	5%	5%

	Nine Months Ended December 31,
	2011	2010	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$ 3,121	$ 2,999	4%	2%

Revenue:
North America	$ 2,242	$ 2,005	12%	12%
International	1,384	1,296	7%	0%
Total revenue	$ 3,626	$ 3,301	10%	7%

Revenue:
Subscription and maintenance	$ 3,035	$ 2,852	6%	3%
Professional services	289	245	18%	14%
Software fees and other	302	204	48%	46%
Total revenue	$ 3,626	$ 3,301	10%	7%

Segment Revenue:
Mainframe Solutions	$ 1,983	$ 1,858	7%	4%
Enterprise Solutions	1,354	1,198	13%	10%
Services	289	245	18%	14%

Total expenses before interest and income taxes:
Total Non-GAAP (2)	$ 2,356	$ 2,168	9%	6%
Total GAAP	$ 2,538	$ 2,346	8%	6%

(1)  Constant currency information is presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2011, which was the last day of our prior fiscal year.  Constant currency excludes the impacts from the Company's hedging program.

(2) Refer to Table 7 for a reconciliation of total expenses before interest and income taxes to total non-GAAP operating expenses.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.
Certain non-material differences may arise versus actual from impact of rounding.

Table 6
CA Technologies
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

GAAP net income	$ 263	$ 200	$ 740	$ 639
GAAP income from discontinued operations, net of income taxes	-	4	13	3
GAAP income from continuing operations	263	196	727	636
GAAP income tax expense	141	126	337	284
Interest expense, net	9	10	24	35
GAAP income from continuing operations before interest and income taxes	413	332	1,088	955
GAAP operating margin (% of revenue) (1)	33%	29%	30%	29%

Non-GAAP adjustments to expenses:
Costs of licensing and maintenance(2)	-	1	2	3
Cost of professional services(2)	1	1	3	3
Amortization of capitalized software costs(3)	27	23	76	67
Selling and marketing(2)	9	8	25	23
General and administrative(2)	5	7	17	17
Product development and enhancements(2)	5	4	14	15
Depreciation and amortization of other intangible assets(4)	16	18	50	51
Other (gains) losses, net (5)	-	-	(5)	7
Restructuring and other (6)	(1)	(9)	-	(8)
Total Non-GAAP adjustment to operating expenses	62	53	182	178
Non-GAAP income from continuing operations before interest and income taxes	475	385	1,270	1,133
Non-GAAP operating margin (% of revenue) (7)	38%	34%	35%	34%

Interest expense, net	9	10	24	35

GAAP income tax expense	141	126	337	284
Non-GAAP adjustment to income tax expense(8)	6	(7)	56	77
Non-GAAP income tax expense	147	119	393	361

Non-GAAP income from continuing operations	$ 319	$ 256	$ 853	$ 737

(1) GAAP operating margin is calculated by dividing GAAP income from continuing operations before interest and income taxes by total revenue (refer to Table 1 for total revenue).

(2) Non-GAAP adjustment consists of share-based compensation.

(3) Non-GAAP adjustment consists of purchased software amortization.

(4) Non-GAAP adjustment consists of other intangibles amortization.

(5) Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(6) Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments.

(7) Non-GAAP operating margin is calculated by dividing non-GAAP income from continuing operations before interest and income taxes by total revenue (refer to Table 1 for total revenue).

(8)  The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of GAAP and non-GAAP income from continuing operations before income taxes, respectively.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Certain non-material differences may arise versus actual from impact of rounding.

Table 7
CA Technologies
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Earnings per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Operating Expenses	2011	2010	2011	2010

Total expenses before interest and income taxes	$ 850	$ 812	$2,538	$2,346

Non-GAAP operating adjustments:
Purchased software amortization	27	23	76	67
Other intangibles amortization	16	18	50	51
Share-based compensation	20	21	61	61
Restructuring and other (1)	(1)	(9)	-	(8)
Hedging losses (gains), net (2)	-	-	(5)	7
Total non-GAAP operating adjustments	62	53	182	178

Total non-GAAP operating expenses	$ 788	$ 759	$2,356	$2,168

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Diluted EPS from Continuing Operations	2011	2010	2011	2010

GAAP diluted EPS from continuing operations	$0.54	$0.38	$ 1.46	$ 1.24

Non-GAAP adjustments, net of taxes
Purchased software and other intangibles amortization	0.06	0.05	0.18	0.15
Share-based compensation	0.03	0.03	0.08	0.09
Restructuring and other (1)	-	(0.01)	-	(0.01)
Hedging losses (gains), net (2)	-	-	-	0.01
Non-GAAP effective tax rate adjustments (3)	0.02	0.05	(0.01)	(0.04)

Non-GAAP diluted EPS from continuing operations	$0.65	$0.50	$ 1.71	$ 1.44

(1) Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments.

(2) Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(3)  The effective tax rate on non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of non-GAAP income from continuing operations before income taxes.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Prior year results have been adjusted to reflect the discontinued operations associated with the sale of the Information Governance business and the Internet Security business.

Certain non-material differences may arise versus actual from impact of rounding.

Table 8
CA Technologies
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	December 31, 2011		December 31, 2011
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income from continuing operations before interest and income taxes (1)	$ 413	$ 475	$1,088	$ 1,270
Interest expense, net	9	9	24	24
Income from continuing operations before income taxes	$ 404	$ 466	$1,064	$ 1,246

Statutory tax rate	35%	35%	35%	35%

Tax at statutory rate	141	163	372	436

Adjustments for discrete and permanent items (2)	-	(16)	(35)	(43)

Total tax expense	$ 141	$ 147	$ 337	$ 393

Effective tax rate (3)	34.9%	31.5%	31.7%	31.5%

	Three Months Ended		Nine Months Ended
	December 31, 2010		December 31, 2010
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income from continuing operations before interest and income taxes (1)	$ 332	$ 385	$ 955	$ 1,133
Interest expense, net	10	10	35	35
Income from continuing operations before income taxes	$ 322	$ 375	$ 920	$ 1,098

Statutory tax rate	35%	35%	35%	35%

Tax at statutory rate	113	131	322	384

Adjustments for discrete and permanent items (2)	13	(12)	(38)	(23)

Total tax expense	$ 126	$ 119	$ 284	$ 361

Effective tax rate (3)	39.1%	31.7%	30.9%	32.9%

(1)  Refer to Table 6 for a reconciliation of income from continuing operations before interest and income taxes on a GAAP basis to income from continuing operations before interest and income taxes on a non-GAAP basis.

(2)  The effective tax rate for GAAP generally includes the impact of discrete and permanent items in the period such items arise, whereas the effective tax rate for non-GAAP generally allocates the impact of such items pro rata to the fiscal year's remaining reporting periods.

(3)  The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of GAAP and non-GAAP income from continuing operations before income taxes, respectively.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain non-material differences may arise versus actual from impact of rounding.

Table 9
CA Technologies
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
Projected Diluted EPS from Continuing Operations	March 31, 2012

Projected GAAP diluted EPS from continuing operations range	$ 1.86	to	$ 1.90

Non-GAAP adjustments, net of taxes:
Purchased software and other intangibles amortization	0.23		0.23
Share-based compensation	0.12		0.12

Non-GAAP projected diluted EPS from continuing operations range	$ 2.21	to	$ 2.25

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Table 10
CA Technologies
Reconciliation of Projected GAAP Operating Margin to
Projected Non-GAAP Operating Margin
(unaudited)

Fiscal Year Ending
March 31, 2012

Projected GAAP operating margin range	29%

Non-GAAP adjustments, net of taxes:
Purchased software and other intangibles amortization	3%
Share-based compensation	2%

Non-GAAP projected operating margin range	34%

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.